As filed with the Securities and Exchange Commission on July 5, 2016

Registration No. 333-207585

Registration No. 333-205860

Registration No. 333-202760

Registration No. 333-194803

Registration No. 333-189011

Registration No. 333-186249

Registration No. 333-180048

Registration No. 333-176173

Registration No. 333-171604

Registration No. 333-164843

Registration No. 333-162485

Registration No. 333-151303

Registration No. 333-149129

Registration No. 333-141718

Registration No. 333-132593

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 To

FORM S-8

REGISTRATION STATEMENT NO. 333-207585

FORM S-8

REGISTRATION STATEMENT NO. 333-205860

FORM S-8

REGISTRATION STATEMENT NO. 333-202760

FORM S-8

REGISTRATION STATEMENT NO. 333-194803

FORM S-8

REGISTRATION STATEMENT NO. 333-189011

FORM S-8

REGISTRATION STATEMENT NO. 333-186249

FORM S-8

REGISTRATION STATEMENT NO. 333-180048

FORM S-8

REGISTRATION STATEMENT NO. 333-176173

FORM S-8

REGISTRATION STATEMENT NO. 333-171604

FORM S-8

REGISTRATION STATEMENT NO. 333-164843

FORM S-8

REGISTRATION STATEMENT NO. 333-162485

FORM S-8

REGISTRATION STATEMENT NO. 333-151303

FORM S-8

REGISTRATION STATEMENT NO. 333-149129

FORM S-8

REGISTRATION STATEMENT NO. 333-141718

FORM S-8

REGISTRATION STATEMENT NO. 333-132593

UNDER THE SECURITIES ACT OF 1933

Alexza Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0567768
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2091 Stierlin Court

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

2015 Equity Incentive Plan

2015 Non-Employee Directors’ Stock Award Plan

2015 Employee Stock Purchase Plan

2005 Equity Incentive Plan

2005 Non-Employee Directors’ Stock Award Plan

2005 Employee Stock Purchase Plan

(Full title of the plan)

Thomas B. King

President and Chief Executive Officer

Alexza Pharmaceuticals, Inc.

c/o Grupo Ferrer Internacional, S.A.

Avenida Diagonal 549, 5th Floor, E-08029

Barcelona, Spain

(34) 936003-70

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Paul T. Schnell

Neil P. Stronski

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036-6522

212-735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), remove from registration all shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) registered under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), pertaining to the registration of the Shares offered under certain employee benefit and equity plans and agreements (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•	Registration Statement No. 333-132593, filed with the SEC on March 20, 2006 registering 2,992,287 Shares under the Alexza Pharmaceuticals, Inc. 2005 Equity Incentive Plan (the “2005 Equity Incentive Plan”), 250,000 Shares under the Alexza Pharmaceuticals, Inc. 2005 Non-Employee Directors’ Stock Option Plan (the “2005 NEDSOP”) and 500,000 Shares under the Alexza Pharmaceuticals, Inc. 2005 Employee Stock Purchase Plan (the “2005 ESPP”).

•	Registration Statement No. 333-141718, filed with SEC on March 30, 2007 registering 476,386 Shares under the 2005 Equity Incentive Plan, 200,000 Shares under the 2005 NEDSOP and 238,193 Shares under the 2005 ESPP.

•	Registration Statement No. 333-149129, filed with SEC on February 8, 2008 registering 622,757 Shares under the 2005 Equity Incentive Plan, 52,083 Shares under the 2005 NEDSOP and 250,000 Shares under the 2005 ESPP.

•	Registration Statement No. 333-151303, filed with SEC on May 30, 2008 registering 1,500,000 Shares under the 2005 Equity Incentive Plan.

•	Registration Statement No. 333-162485, filed with SEC on October 14, 2009 registering 656,417 Shares under the 2005 Equity Incentive Plan, 37,500 Shares under the 2005 NEDSOP and 250,000 Shares under the 2005 ESPP.

•	Registration Statement No. 333-164843 filed with SEC on February 10, 2010 registering 1,000,000 Shares under the 2005 Equity Incentive Plan, 37,500 Shares under the 2005 NEDSOP and 250,000 Shares under the 2005 ESPP.

•	Registration Statement No. 333-171604, filed with SEC on January 7, 2011 registering 1,000,000 Shares under the 2005 Equity Incentive Plan, 75,000 Shares under the 2005 NEDSOP and 250,000 Shares under the 2005 ESPP.

•	Registration Statement No. 333-176173, filed with SEC on August 9, 2011 registering 7,500,000 Shares under the 2005 Equity Incentive Plan.

•	Registration Statement No. 333-180048 filed with SEC on March 12, 2012 registering 1,000,000 Shares under the 2005 Equity Incentive Plan, 200,000 Shares under the 2005 NEDSOP and 721,363 Shares under the 2005 ESPP.

•	Registration Statement No. 333-186249, filed with SEC on January 28, 2013 registering 100,000 Shares under the 2005 Equity Incentive Plan, 19,812 Shares under the 2005 NEDSOP and 75,000 Shares under the 2005 ESPP.

•	Registration Statement No. 333-189011 filed with SEC on May 31, 2013 registering 2,200,000 Shares under the 2005 Equity Incentive Plan and 200,000 Shares under the 2005 NEDSOP.

•	Registration Statement No. 333-194803, filed with SEC on March 25, 2014 registering 100,000 Shares under the 2005 Equity Incentive Plan, 58,751 Shares under the 2005 NEDSOP and 75,000 Shares under the 2005 ESPP.

•	Registration Statement No. 333-202760, filed with SEC on March 13, 2015 registering 100,000 Shares under the 2005 Equity Incentive Plan, 75,000 Shares under the 2005 NEDSOP and 75,000 Shares under the 2005 ESPP.

•	Registration Statement No. 333-205860, filed with SEC on July 24, 2015 registering 3,030,909 Shares under the Alexza Pharmaceuticals, Inc. 2015 Equity Incentive Plan, the successor to the 2005 Equity Incentive Plan, and 475,000 Shares under the Alexza Pharmaceuticals, Inc. 2015 Non-Employee Directors’ Stock Award Plan, the successor to the 2005 NEDSOP.

•	Registration Statement No. 333-207585, filed with SEC on October 23, 2015, registering 500,000 Shares under the Alexza Pharmaceuticals, Inc. 2015 Employee Stock Plan the successor to the 2005 ESPP.

On June 21, 2016, pursuant to the Agreement and Plan of Merger, dated as of May 9, 2016 (the “Merger Agreement”), among the Company, Grupo Ferrer Internacional, S.A., a Spanish sociedad anonima (“Parent”), and Ferrer Pharma, Inc., a Delaware corporation (“Purchaser”), Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned indirect subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated as of the date hereof all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company is filing this Post-Effective Amendment to the Registration Statements pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statements and, in accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of the Company that had been registered but remain unsold at the termination of the offerings thereunder, the Company hereby removes from registration any and all such securities registered but unsold under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Barcelona, Country of Spain on July 5, 2016.

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas B. King Thomas B. King	President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 5, 2016

/s/ Sergio Ferrer-Salat Serra di Migni Sergio Ferrer-Salat Serra di Migni	Director	July 5, 2016

/s/ Jorge Ramentol Massana Jorge Ramentol Massana	Director	July 5, 2016

/s/ Juan Fanés Trillo Juan Fanés Trillo	Director	July 5, 2016

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